Exhibit 4.2
Execution Version

SPECTRA ENERGY PARTNERS, LP
as Issuer
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee
FIRST
SUPPLEMENTAL
INDENTURE
Dated as of June 9, 2011

$250,000,000
2.95% SENIOR NOTES DUE 2016
$250,000,000
4.60% SENIOR NOTES DUE 2021

i

     THIS FIRST SUPPLEMENTAL INDENTURE dated as of June 9, 2011 (this “Supplemental Indenture”) between SPECTRA ENERGY PARTNERS, LP, a Delaware limited partnership (the “Partnership”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”),
W I T N E S S E T H:
     WHEREAS, the Partnership has heretofore entered into an Indenture, dated as of even date herewith (the “Base Indenture”), with Wells Fargo Bank, National Association, as trustee;
     WHEREAS, the Base Indenture, as supplemented by this Supplemental Indenture, is herein called the “Indenture;”
     WHEREAS, a new series of Debt Securities may at any time be established in accordance with the provisions of the Base Indenture, and the form and terms of such series may be established by a supplemental indenture executed by the Partnership and the Trustee;
     WHEREAS, the Partnership proposes to establish via this Supplemental Indenture two new series of Debt Securities; and
     WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Partnership have been done or performed.
     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
     Section 1.01. Establishment. (a) There are hereby established two new series of Debt Securities to be issued under the Indenture, to be designated as the Partnership’s 2.95% Senior Notes due 2021 (the “2021 Notes”) and its 4.60% Senior Notes due 2016 (the “2016 Notes” and, together with the 2021 Notes, the “Notes”).
          (b) There are to be authenticated and delivered under the Indenture (i) $250,000,000 aggregate principal amount of the 2021 Notes and (ii) $250,000,000 aggregate principal amount of 2016 Notes on the date hereof, and from time to time thereafter there may be authenticated and delivered an unlimited principal amount of Additional Notes of either series of Notes.
          (c) The Depositary with respect to each series of the Notes shall be The Depository Trust Company (“DTC”). As permitted by Section 2.15(c)(iii) of the Base Indenture, the Depositary shall surrender the Global Security representing either series of Notes in exchange for individual Notes of such series in definitive form if an Event of Default with respect to such Notes has occurred and is continuing, and the Depositary requests the issuance of such Notes in definitive form.

          (d) Each Note shall be dated the date of authentication thereof and shall bear interest from June 9, 2011 or from the most recent date to which interest has been paid or duly provided for.
          (e) Neither series of Notes shall be entitled to the benefits of any Guarantee pursuant to Article XIV of the Base Indenture.
          (f) If and to the extent that the provisions of the Base Indenture are duplicative of, or in contradiction with, the provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern.
ARTICLE II
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 2.01. Definitions. All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Base Indenture. The following are additional definitions used in this Supplemental Indenture:
     “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes; provided, however, that if no maturity is within three months before or after the maturity date for such Notes, yields for the two published maturities most closely corresponding to such United States Treasury security shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month.
     “Comparable Treasury Price” means, with respect to any Redemption Date for Notes, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest of all of the Reference Treasury Dealer Quotations or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Consolidated Net Tangible Assets” means, at any date of determination, the total amount of consolidated assets of the Partnership and its Subsidiaries after deducting therefrom (1) all current liabilities (excluding (a) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and (b) current maturities of long-term debt), and (2) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Partnership and its Subsidiaries for the most recently completed fiscal quarter, prepared in accordance with GAAP.
     “Principal Property” means, whether currently owned or leased or subsequently acquired, any pipeline, gathering system, terminal, storage facility, processing plant or other plant or facility located in the United States of America or any territory or political subdivision thereof owned or leased by the Partnership or any of its Subsidiaries and used in transporting, distributing, terminalling, gathering, treating, processing, marketing or storing natural gas, natural gas liquids or other hydrocarbons, except (1) any property or asset consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles (but excluding vehicles that generate transportation revenues) and (2) any such pipeline or other plant or facility that, in the good faith opinion of the Board of Directors as evidenced by resolutions of the Board of Directors, is not material in relation to the activities of the Partnership and its Subsidiaries, taken as a whole.
     “Principal Subsidiary” means any of the Partnership’s Subsidiaries that owns or leases, directly or indirectly, a Principal Property.
     “Quotation Agent” means the Reference Treasury Dealer appointed by the Partnership.
     “Reference Treasury Dealer” means (i) one U.S. government securities dealer in New York, New York (a “Primary Treasury Dealer”) selected by Wells Fargo Securities, LLC, and its successors; (ii) J.P. Morgan Securities LLC and its successors; (iii) Morgan Stanley & Co. LLC and its successors and (iv) RBS Securities Inc. and its successors; provided, however, that if any such Person shall cease to be a Primary Treasury Dealer, the Partnership shall substitute therefor another Primary Treasury Dealer.
     “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the Redemption Date.
     “Sale-Leaseback Transaction” means the sale or transfer by the Partnership or any Principal Subsidiary of any Principal Property to a Person (other than the Partnership or a Principal Subsidiary) and the taking back by the Partnership or any Principal Subsidiary, as the case may be, of a lease of such Principal Property.
     “Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Partnership shall calculate the Treasury Rate on the third Business Day preceding any Redemption Date and notify the Trustee in writing of the Treasury Rate prior to the redemption.

     Section 2.02. Other Definitions.

Term	Defined in Section
Additional Notes	3.02
Base Indenture	Recitals
DTC	1.01(c)
Indenture	Recitals
Notes	1.01(a)
2016 Notes	1.01(a)
2021 Notes	1.01(a)
Partnership	Preamble
Supplemental Indenture	Preamble
Trustee	Preamble
ARTICLE III
THE NOTES
     Section 3.01. Form. The Notes of each series shall be issued initially in the form of one Global Security. The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes and Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Supplemental Indenture, and the Partnership and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Section 3.02. Issuance of Additional Notes. The Partnership may, from time to time, without notice to or the consent of the Holders of the Notes or the Trustee, increase the principal amount of either series of the Notes by issuing additional Notes (“Additional Notes”) of that series. Any Additional Notes so issued will have the same interest rate, maturity and other terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial interest payment date), and will carry the same right to receive accrued and unpaid interest, as the Notes of that series that were previously issued, and such Additional Notes will form a single series with such Notes for all purposes under the Indenture.

ARTICLE IV
REDEMPTION AND PREPAYMENT
     Section 4.01. Optional Redemption.
          (a) The Partnership may redeem the Notes of either series, in whole or in part at any time before May 15, 2016 with respect to the 2016 Notes or March 15, 2021 with respect to the 2021 Notes, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points in the case of the 2016 Notes and 25 basis points in the case of the 2021 Notes, plus, in either case, accrued and unpaid interest, if any, on the principal amount being redeemed to such Redemption Date. On or after May 15, 2016 with respect to the 2016 Notes and March 15, 2021 with respect to the 2021 Notes, the Notes of that series shall be redeemable, at the Partnership’s option, at any time in whole, or from time to time in part, at a price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest on the Notes to be redeemed to the Redemption Date.
          (b) If fewer than all of the Notes of either series are to be redeemed at any time, such Notes shall be selected for redemption not more than 60 days prior to the Redemption Date and such selection shall be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee deems appropriate (or, in the case of Notes represented by a Global Security, by such method as the Depositary may require); provided, that no partial redemption of any Note will occur if such redemption would reduce the principal amount of such Note to less than $2,000. Notices of redemption with respect to the Notes shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the address of such Holder as shown on the Debt Security Register with respect to such Notes; provided, however, that such notice may be given more than 60 days prior to the Redemption Date if the notice is given in connection with a satisfaction and discharge of the Indenture with respect to the Notes to be redeemed as provided in Section 11.02(a) of the Base Indenture.
          (c) The provisions of Article III of the Base Indenture shall apply to any optional redemption of the Notes except when such provisions conflict with the foregoing.
          (d) The Partnership may at any time and from time to time repurchase Notes in the open market or otherwise. Any such repurchase shall not operate as or be deemed for any purpose to be a redemption of the indebtedness represented by such Notes.
ARTICLE V
COVENANTS
     The following covenants, in addition to the covenants set forth in Article IV of the Base Indenture, shall apply to the Notes:

     Section 5.01. Limitations on Liens. While any of the Notes remain outstanding, the Partnership shall not, and shall not permit any of its Principal Subsidiaries to, create, or permit to be created or to exist, any Lien upon any Principal Property of the Partnership or any of its Principal Subsidiaries, or upon any equity interests of any Principal Subsidiary, whether such Principal Property is, or equity interests are, owned on or acquired after the date of the Indenture, to secure any Debt, unless the Notes then outstanding are equally and ratably secured by such Lien for so long as any such Debt is so secured, other than:
          (a) purchase money mortgages, or other purchase money Liens of any kind upon property acquired by the Partnership or any Principal Subsidiary after the date of the Indenture, or Liens of any kind existing on any property or any equity interests at the time of the acquisition thereof (including Liens that exist on any property or any equity interests of a Person that is consolidated with or merged with or into the Partnership or any Principal Subsidiary or that transfers or leases all or substantially all of its properties or assets to the Partnership or any Principal Subsidiary), or conditional sales agreements or other title retention agreements and leases in the nature of title retention agreements with respect to any property hereafter acquired, so long as no such Lien shall extend to or cover any other property of the Partnership or such Principal Subsidiary;
          (b) Liens upon any property of the Partnership or any Principal Subsidiary or any equity interests of any Principal Subsidiary existing as of the date of the initial issuance of the Notes or upon the property or any equity interests of any entity, which Liens existed at the time such entity became a Subsidiary of the Partnership;
          (c) pledges or deposits to secure: (i) any governmental charges or levies; (ii) obligations under workers’ compensation laws, unemployment insurance and other social security legislation; (iii) performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Partnership or any Principal Subsidiary is a party; (iv) public or statutory obligations of the Partnership or any Principal Subsidiary; and (v) surety, stay, appeal, indemnity, customs, performance or return-of-money bonds or pledges or deposits in lieu thereof;
          (d) Liens created by or resulting from any litigation or proceeding that at the time is being contested in good faith by appropriate proceedings, including Liens relating to judgments thereunder as to which the Partnership or any Principal Subsidiary has not exhausted its appellate rights;
          (e) Liens on deposits required by any Person with whom the Partnership or any Principal Subsidiary enters into forward contracts, futures contracts, swap agreements or other commodities contracts in the ordinary course of business and in accordance with established risk management policies and Liens in connection with leases (other than capital leases) made, or existing on property acquired, in the ordinary course of business;
          (f) easements (including, without limitation, reciprocal easement agreements and utility agreements), zoning restrictions, rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions on the use of property or minor irregularities in title thereto, charges or encumbrances (whether or not recorded) affecting the use of real property and which are incidental to, and do not materially impair the use of such property in the operation of the business of the Partnership and its Subsidiaries, taken as a whole, or the value of such property for the purpose of such business;
          (g) Liens in favor of the United States of America, any State, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens, including, without limitation, Liens to secure Debt of the pollution control or industrial revenue bond type;
          (h) Liens of any kind upon any property acquired, constructed, developed or improved by the Partnership or any Principal Subsidiary (whether alone or in association with others) after the date of the Indenture that are created prior to, at the time of, or within 12 months after such acquisition (or in the case of property constructed, developed or improved, after the completion of such construction, development or improvement and commencement of full commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that in the case of such construction, development or improvement the Liens shall not apply to any property theretofore owned by the Partnership or any Principal Subsidiary other than theretofore unimproved real property;
          (i) Liens in favor of the Partnership, one or more Principal Subsidiaries, one or more wholly-owned Subsidiaries of the Partnership or any of the foregoing in combination;
          (j) the replacement, extension or renewal (or successive replacements, extensions or renewals), as a whole or in part, of any Lien, or of any agreement, referred to in the clauses above, or the replacement, extension or renewal of the Debt secured thereby (not exceeding the principal amount of Debt secured thereby, other than to provide for the payment of any underwriting or other fees related to any such replacement, extension or renewal, as well as any premiums owed on and accrued and unpaid interest payable in connection with any such replacement, extension or renewal); provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the Lien replaced, extended or renewed (plus improvements thereon or additions or accessions thereto); or
          (k) any Lien not excepted by the foregoing clauses; provided that immediately after the creation or assumption of such Lien the aggregate principal amount of Debt of the Partnership or any Principal Subsidiary secured by all Liens created or assumed under the provisions of this clause, together with all net sale proceeds from any Sale-Leaseback Transactions (reduced by the amounts applied pursuant to 5.02(a) and 5.02(c)(1)), shall not exceed an amount equal to 15% of the Consolidated Net Tangible Assets for the fiscal quarter that was most recently completed prior to the creation or assumption of such Lien.
     Notwithstanding the foregoing, for purposes of making the calculation set forth in clause (k) of the preceding paragraph, with respect to any such secured Debt of a non-wholly-owned Principal Subsidiary of the Partnership with no recourse to the Partnership or any wholly-owned

Principal Subsidiary thereof, only that portion of the aggregate principal amount of such secured Debt reflecting the Partnership’s pro rata ownership interest in such non-wholly-owned Principal Subsidiary shall be included in calculating compliance herewith.
     Section 5.02. Restriction of Sale-Leaseback Transactions. While the Notes remain outstanding, the Partnership shall not, and shall not permit any of its Principal Subsidiaries to, engage in a Sale-Leaseback Transaction, unless:
          (a) the Sale-Leaseback Transaction occurs within one year from the date of acquisition of the relevant Principal Property or the date of the completion of construction or commencement of full operations on such Principal Property, whichever is later, and the Partnership has elected to designate, as a credit against (but not exceeding) the purchase price or cost of construction of such Principal Property, an amount equal to all or a portion of the net sale proceeds from such Sale-Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (c) below);
          (b) the Partnership or such Principal Subsidiary would be entitled to incur Debt secured by a Lien on the Principal Property subject to the Sale-Leaseback Transaction in a principal amount equal to or exceeding the net sale proceeds from such Sale-Leaseback Transaction without equally and ratably securing the Notes; or
          (c) the Partnership or such Principal Subsidiary, within a 270-day period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the net sale proceeds from such Sale-Leaseback Transaction to (1) the prepayment, repayment, redemption or retirement of any unsubordinated Debt of the Partnership or any of its Subsidiaries or (2) invest in another Principal Property.
ARTICLE VI
SATISFACTION AND DISCHARGE; DEFEASANCE
     Section 6.01. Satisfaction and Discharge; Defeasance. The provisions of Article XI relating to both satisfaction and discharge and defeasance shall be applicable to each series of Notes.
     Section 6.02. Covenant Defeasance. If the Partnership effects a covenant defeasance of the Notes pursuant to Sections 11.02(b) and 11.03 of the Base Indenture, the Partnership shall cease to have any obligation to comply with the covenants set forth in Sections 5.01 and 5.02 hereof.
ARTICLE VII
MISCELLANEOUS
     Section 7.01. Integral Part. This Supplemental Indenture constitutes an integral part of the Indenture.
     Section 7.02. Adoption, Ratification and Confirmation. The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

     Section 7.03. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Supplemental Indenture by facsimile or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Supplemental Indenture. Any party delivering an executed counterpart of this Supplemental Indenture by facsimile or electronic transmission also shall deliver an original executed counterpart of this Supplemental Indenture, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Supplemental Indenture.
     Section 7.04. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Partnership. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture, authenticate the Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Partnership of any of the Notes or of the proceeds thereof.
     Section 7.05. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

Spectra Energy Partners, LP
By:	Spectra Energy Partners (DE) GP, LP, its
general partner

By:	Spectra Energy Partners GP, LLC, its general
partner

By:	/s/ Gregory J. Rizzo
	Name:	Gregory J. Rizzo
	Title:	President and Chief Executive Officer

Wells Fargo Bank, National Association, As Trustee
By:	/s/ Partrick Giordano
	Name:	Patrick Giordano
	Title:	Vice President

Signature Page to First Supplemental Indenture

EXHIBIT A
(Form of Face of Note)

CUSIP 84756N AA7	No. __
ISIN US84756NAA72	$__________
SPECTRA ENERGY PARTNERS, LP.
2.95% Senior Notes due 2016
Spectra Energy Partners, LP, a Delaware limited partnership (herein called the “Partnership,” which term includes any successor Person under the Indenture hereinafter referred to), promises to pay to __________, or registered assigns, the principal sum of _______________ Dollars [or such greater or lesser amount as may be endorsed on the Schedule attached hereto]1 on June 15, 2016.
Interest Payment Dates: June 15 and December 15
Record Dates: June 1and December 1

Spectra Energy Partners, LP
By: Spectra Energy Partners (DE) GP, LP, its general partner

By: Spectra Energy Partners GP, LLC, its general partner

By:
Name:
Title:
TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

Wells Fargo Bank, National Association, As Trustee
By:
Authorized Signatory

[1]	To be included only if the Note is issued in global form.

[Form of Back of Note]
2.95% Senior Notes due 2016
     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]2
     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. Interest. The Partnership promises to pay interest on the principal amount of this Note at 2.95% per annum from June 9, 2011 until maturity. The Partnership shall pay interest semi-annually on June 15 and December 15 of each such year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. The first Interest Payment Date shall be December 15, 2011.
     2. Method of Payment. The Partnership shall pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.17 of the Base Indenture with respect to Defaulted Interest, and the Partnership shall pay principal (and premium, if any) of the Notes upon surrender thereof to the Trustee or a paying agent. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Trustee maintained for such purpose in New York, New York, or, at the option of the Partnership, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Debt Security Register of Holders, and provided that payment by wire transfer of

[2]	To be included only if the Note is issued in global form.

immediately available funds shall be required with respect to principal of, and interest and premium, if any, on, each Global Security and all other Notes the Holders of which shall have provided wire transfer instructions to the Partnership or the paying agent prior to the applicable record date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     3. Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as paying agent and Registrar. The Partnership may change any paying agent or Registrar without notice to any Holder. The Partnership or any of its Subsidiaries may act in any such capacity.
     4. Indenture. The Partnership has issued the Notes under an Indenture dated as of June 9, 2011 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of June 9, 2011 (the “Supplemental Indenture”) between the Partnership and the Trustee. The Base Indenture, as supplemented by the Supplemental Indenture, is referred to herein as the “Indenture.” The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Partnership initially in aggregate principal amount of $250.0 million. The Partnership may issue an unlimited aggregate principal amount of Additional Notes under the Indenture. Any such Additional Notes that are actually issued shall be treated as issued and outstanding Notes (and as the same series as the initial Notes (with identical terms other than with respect to the issue date, the date of first payment of interest, if applicable, and the payment of interest accruing prior to the issue date) for all purposes of the Indenture, including waivers, amendments and redemptions.
     5. Optional Redemption. The Partnership may redeem the Notes, in whole or in part at any time before May 15, 2016, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in either case, accrued and unpaid interest, if any, on the principal amount being redeemed to such Redemption Date. On or after May 15, 2016, the Notes shall be redeemable, at the Partnership’s option, at any time in whole, or from time to time in part, at a price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest on the Notes to be redeemed to the Redemption Date.
     For purposes of determining any redemption price, the following definitions shall apply:
     “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes; provided, however, that if no maturity is within three months before or after the maturity date for such Notes, yields for the two published maturities most closely corresponding to such United States Treasury security shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month.
     “Comparable Treasury Price” means, with respect to any Redemption Date for Notes, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest of all of the Reference Treasury Dealer Quotations or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Quotation Agent” means the Reference Treasury Dealer appointed by the Partnership.
     “Reference Treasury Dealer” means (i) one U.S. government securities dealer in New York, New York (a “Primary Treasury Dealer”) selected by Wells Fargo Securities, LLC, and its successors; (ii) J.P. Morgan Securities LLC and its successors; (iii) Morgan Stanley & Co. LLC and its successors and (iv) RBS Securities Inc. and its successors; provided, however, that if any such Person shall cease to be a Primary Treasury Dealer, the Partnership shall substitute therefor another Primary Treasury Dealer.
     “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the Redemption Date.
     “Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Partnership shall calculate the Treasury Rate on the third Business Day preceding any Redemption Date and notify the Trustee in writing of the Treasury Rate prior to the redemption.
     6. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address; provided, however, that such notice may be given more than 60 days prior to the Redemption Date if the notice is given in connection with a satisfaction and discharge of the Indenture with respect to the Notes to be redeemed as provided in Article XI of the Base Indenture. Unless the Partnership defaults in payment of the redemption price, on and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.
     7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Partnership, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Partnership may require a Holder to pay any taxes, fees or other governmental charges that may be imposed in relation thereto. The Partnership need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Partnership need not exchange or register the transfer of any Notes in respect of which a notice of redemption has been given or for a period of 15 days before any mailing of notice of redemption.
     8. Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.
     9. Amendment and Supplement. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented for any of the purposes set forth in Section 9.01 of the Base Indenture, including to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Partnership’s obligations to Holders of the Notes in case of a merger or consolidation of the Partnership or the disposition of all or substantially all of the Partnership’s assets, to make any change that does not adversely affect the rights of any Holder of the Notes, to permit the qualification of the Indenture under the Trust Indenture Act, to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee or to establish the form or terms of any other series of Debt Securities.
     10. Defaults and Remedies. Events of Default with respect to the Notes are as follows: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise, (iii) failure by the Partnership for 60 days after notice to comply with any of its other agreements in the Indenture; and (iv) certain events of bankruptcy or insolvency with respect to the Partnership. If any Event of Default occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Partnership, all Outstanding Notes shall ipso facto become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power. If and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith so determines, the Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Holders of a majority in aggregate principal amount of the Notes then Outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of interest on, the principal of, or premium, if any, on the Notes or except as otherwise specified in Section 6.06 of the Base Indenture. The Partnership is required to deliver to the Trustee annually an Officers’ Certificate regarding compliance with the Indenture, and the Partnership is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee an Officers’ Certificate specifying such Default or Event of Default.

     11. Trustee Dealings with the Partnership. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Partnership or its Affiliates, and may otherwise deal with the Partnership or its Affiliates, as if it were not the Trustee.
     12. No Recourse Against Others. The partners, directors, officers, employees, incorporators and members of the Partnership, as such, shall have no liability for any obligations of the Partnership under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
     13. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     14. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     15. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Partnership has caused CUSIP and corresponding ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and corresponding ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     The Partnership shall furnish to any Holder upon written request and without charge a copy of each of the Base Indenture and the Supplemental Indenture. Requests may be made to:
Spectra Energy Partners, LP
5400 Westheimer Court
Houston, Texas 77056
Attention: Treasurer

Assignment Form
To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                                                      agent to transfer this Note on the books of the Partnership. The agent may substitute another to act for him.

Date: _____________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:
(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE3
     The original principal amount of this Global Note is $_________. The following increases or decreases in this Global Note have been made:

			Principal Amount of	Signature of
	Amount of decrease	Amount of increase	this Global Note	authorized
	in	in Principal Amount	following such	signatory of
Date of	Principal Amount of	of	decrease	Trustee or Note
Exchange	this Global Note	this Global Note	(or increase)	Custodian

[3]	To be included only if the Note is issued in global form.

EXHIBIT B
(Form of Face of Note)

CUSIP 84756N AB5	No. __
ISIN US84756NAB55	$__________

SPECTRA ENERGY PARTNERS, LP.
4.60% Senior Notes due 2021
Spectra Energy Partners, LP, a Delaware limited partnership (herein called the “Partnership,” which term includes any successor Person under the Indenture hereinafter referred to), promises to pay to __________, or registered assigns, the principal sum of _______________ Dollars [or such greater or lesser amount as may be endorsed on the Schedule attached hereto]4 on June 15, 2021.
Interest Payment Dates: June 15 and December 15
Record Dates: June 1 and December 1

Spectra Energy Partners, LP
By:	Spectra Energy Partners (DE) GP, LP, its general partner

By:	Spectra Energy Partners GP, LLC, its general partner

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

Wells Fargo Bank, National Association, As Trustee
By:
Authorized Signatory

[4]	To be included only if the Note is issued in global form.

EXHIBIT B
[Form of Back of Note]
4.60% Senior Notes due 2021
     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]5
     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. Interest. The Partnership promises to pay interest on the principal amount of this Note at 4.60% per annum from June 9, 2011 until maturity. The Partnership shall pay interest semi-annually on June 15 and December 15 of each such year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. The first Interest Payment Date shall be December 15, 2011.
     2. Method of Payment. The Partnership shall pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.17 of the Base Indenture with respect to Defaulted Interest, and the Partnership shall pay principal (and premium, if any) of the Notes upon surrender thereof to the Trustee or a paying agent. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Trustee maintained for such purpose in New York, New York, or, at the option of the Partnership, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Debt Security Register of Holders, and provided that payment by wire transfer of

[5]	To be included only if the Note is issued in global form.

immediately available funds shall be required with respect to principal of, and interest and premium, if any, on, each Global Security and all other Notes the Holders of which shall have provided wire transfer instructions to the Partnership or the paying agent prior to the applicable record date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     3. Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as paying agent and Registrar. The Partnership may change any paying agent or Registrar without notice to any Holder. The Partnership or any of its Subsidiaries may act in any such capacity.
     4. Indenture. The Partnership has issued the Notes under an Indenture dated as of June 9, 2011 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of June 9, 2011 (the “Supplemental Indenture”) between the Partnership and the Trustee. The Base Indenture, as supplemented by the Supplemental Indenture, is referred to herein as the “Indenture.” The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Partnership initially in aggregate principal amount of $250.0 million. The Partnership may issue an unlimited aggregate principal amount of Additional Notes under the Indenture. Any such Additional Notes that are actually issued shall be treated as issued and outstanding Notes (and as the same series as the initial Notes (with identical terms other than with respect to the issue date, the date of first payment of interest, if applicable, and the payment of interest accruing prior to the issue date) for all purposes of the Indenture, including waivers, amendments and redemptions.
     5. Optional Redemption. The Partnership may redeem the Notes, in whole or in part at any time before March 15, 2021, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in either case, accrued and unpaid interest, if any, on the principal amount being redeemed to such Redemption Date. On or after March 15, 2021, the Notes shall be redeemable, at the Partnership’s option, at any time in whole, or from time to time in part, at a price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest on the Notes to be redeemed to the Redemption Date.
     For purposes of determining any redemption price, the following definitions shall apply:
     “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes; provided, however, that if no maturity is within three months before or after the maturity date for such Notes, yields for the two published maturities most closely corresponding to such United States Treasury security shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month.
     “Comparable Treasury Price” means, with respect to any Redemption Date for Notes, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest of all of the Reference Treasury Dealer Quotations or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Quotation Agent” means the Reference Treasury Dealer appointed by the Partnership.
     “Reference Treasury Dealer” means (i) one U.S. government securities dealer in New York, New York (a “Primary Treasury Dealer”) selected by Wells Fargo Securities, LLC, and its successors; (ii) J.P. Morgan Securities LLC and its successors; (iii) Morgan Stanley & Co. LLC and its successors and (iv) RBS Securities Inc. and its successors; provided, however, that if any such Person shall cease to be a Primary Treasury Dealer, the Partnership shall substitute therefor another Primary Treasury Dealer.
     “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the Redemption Date.
     “Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Partnership shall calculate the Treasury Rate on the third Business Day preceding any Redemption Date and notify the Trustee in writing of the Treasury Rate prior to the redemption.
     6. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address; provided, however, that such notice may be given more than 60 days prior to the Redemption Date if the notice is given in connection with a satisfaction and discharge of the Indenture with respect to the Notes to be redeemed as provided in Article XI of the Base Indenture. Unless the Partnership defaults in payment of the redemption price, on and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.
     7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Partnership, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Partnership may require a Holder to pay any taxes, fees or other governmental charges that may be imposed in relation thereto. The Partnership need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Partnership need not exchange or register the transfer of any Notes in respect of which a notice of redemption has been given or for a period of 15 days before any mailing of notice of redemption.
     8. Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.
     9. Amendment and Supplement. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented for any of the purposes set forth in Section 9.01 of the Base Indenture, including to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Partnership’s obligations to Holders of the Notes in case of a merger or consolidation of the Partnership or the disposition of all or substantially all of the Partnership’s assets, to make any change that does not adversely affect the rights of any Holder of the Notes, to permit the qualification of the Indenture under the Trust Indenture Act, to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee or to establish the form or terms of any other series of Debt Securities.
     10. Defaults and Remedies. Events of Default with respect to the Notes are as follows: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise, (iii) failure by the Partnership for 60 days after notice to comply with any of its other agreements in the Indenture; and (iv) certain events of bankruptcy or insolvency with respect to the Partnership. If any Event of Default occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Partnership, all Outstanding Notes shall ipso facto become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power. If and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith so determines, the Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Holders of a majority in aggregate principal amount of the Notes then Outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of interest on, the principal of, or premium, if any, on the Notes or except as otherwise specified in Section 6.06 of the Base Indenture. The Partnership is required to deliver to the Trustee annually an Officers’ Certificate regarding compliance with the Indenture, and the Partnership is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee an Officers’ Certificate specifying such Default or Event of Default.

     11. Trustee Dealings with the Partnership. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Partnership or its Affiliates, and may otherwise deal with the Partnership or its Affiliates, as if it were not the Trustee.
     12. No Recourse Against Others. The partners, directors, officers, employees, incorporators and members of the Partnership, as such, shall have no liability for any obligations of the Partnership under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
     13. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     14. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     15. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Partnership has caused CUSIP and corresponding ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and corresponding ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     The Partnership shall furnish to any Holder upon written request and without charge a copy of each of the Base Indenture and the Supplemental Indenture. Requests may be made to:
Spectra Energy Partners, LP
5400 Westheimer Court
Houston, Texas 77056
Attention: Treasurer

EXHIBIT B
Assignment Form
To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
agent to transfer this Note on the books of the Partnership. The agent may substitute another to act for him.

Date: _____________

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:

(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

EXHIBIT B
SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE6
     The original principal amount of this Global Note is $_________. The following increases or decreases in this Global Note have been made:

			Principal Amount of	Signature of
			this Global Note	authorized
	Amount of decrease in	Amount of increase	following such	signatory of
Date of	Principal Amount of	in Principal Amount of	decrease	Trustee or Note
Exchange	this Global Note	this Global Note	(or increase)	Custodian

[6]	To be included only if the Note is issued in global form.